Exhibit 13.1

CERTIFICATIONS OF ARCELORMITTAL’S CHIEF EXECUTIVE OFFICER AND CHIEF

FINANCIAL OFFICER PURSUANT TO RULE 13(a)-14(b) UNDER THE EXCHANGE ACT AND

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

In connection with the Annual Report on Form 20-F of ArcelorMittal (the “Company”) for the year ended December 31, 2009 as filed with the Securities and Exchange Commission (the “Report”), Mr. Lakshmi N. Mittal, as Chairman and Chief Executive Officer of the Company, and Mr. Aditya Mittal, as Chief Financial Officer of ArcelorMittal, Member of the Group Management Board, Responsible for Flat Americas, M&A, Investor Relations, Strategy and Communications, each hereby certifies that, to the best of his knowledge and belief:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Lakshmi N. Mittal
Mr. Lakshmi N. Mittal
Chairman and Chief Executive Officer of ArcelorMittal
February 12, 2010

/s/ Aditya Mittal
Mr. Aditya Mittal
Chief Financial Officer of ArcelorMittal, Member of the Group Management Board, Responsible for Flat Americas, M&A, Investor Relations, Strategy and Communications
February 12, 2010

This certification is furnished as an exhibit to the Report and accompanies the Report pursuant to Rule 13(a)-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall not be deemed filed by the Company for purposes of Section 18 of the Exchange Act.